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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 16, 1999
                       -----------------------------------
                Date of Report (Date of earliest event reported)

                             THE WARNACO GROUP, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


      Delaware                     1-10857                    95-4032739
      ---------             --------------------            -------------
    (State of              (Commission File No.)            (IRS Employer
   Incorporation)                                           Identification No.)

                    90 Park Avenue, New York, New York 10016
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (212) 661-1300
             -------------------------------------------------------
              (Registrant's telephone number, including area code)

        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

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



        This amended current report on Form 8-K/A is being filed by The Warnaco Group, Inc., a Delaware corporation ("Warnaco"), amending a current report on Form 8-K filed January 18, 2000, relating to the merger of A Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Warnaco, and Authentic Fitness Corporation, a Delaware corporation ("Authentic Fitness").

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of Businesses Acquired

    The financial statements of Authentic Fitness are hereby incorporated by reference to the Annual Report of Authentic Fitness on Form 10-K for the year ended July 3, 1999 and the Quarterly Report of Authentic Fitness on Form 10-Q for the quarterly period ended October 2, 1999.

(b) Pro Forma Financial Information

    The following unaudited pro forma combined financial statements (the "Unaudited Pro Forma Information") have been derived from the application of pro forma adjustments to the combined historical financial statements of Warnaco and Authentic Fitness. The Unaudited Pro Forma Information gives effect to the Merger as if the Merger had occurred on (a) October 2, 1999 for purposes of the Unaudited Pro Forma Combined Balance Sheet and (b) January 4, 1998 for purposes of the Unaudited Pro Forma Combined Statements of Income for the year ended January 2, 1999 and for the nine months ended October 2, 1999. The Unaudited Pro Forma Combined Statements of Income combine Warnaco's results for its fiscal year ended January 2, 1999 with Authentic Fitness' results for the twelve months ended January 2, 1999 and Warnaco's results for the nine months ended October 2, 1999 with Authentic Fitness' results for the nine months ended October 2, 1999. The Unaudited Pro Forma Combined Balance Sheet combines Warnaco's and Authentic Fitness' historical balance sheets as of October 2, 1999 and reflects pro forma adjustments giving effect to the merger as if it had occurred on that date. The pro forma adjustments to the Unaudited Pro Forma Financial Information are described in the accompanying notes thereto. The Unaudited Pro Forma Information is presented for informational purposes only and does not purport to represent what the financial position or results of operations for the combined companies would actually have been had the Merger occurred on the dates specified or to project the financial position or results of operations for the combined companies at any future date or for any future periods.

    The Unaudited Pro Forma Financial Information, including the notes thereto, should be read in conjunction with the historical consolidated financial statements and consolidated condensed financial statements of Warnaco and Authentic Fitness, including the notes thereto.

    The merger is being accounted for using the purchase method of accounting. The purchase price for the outstanding common stock of Authentic Fitness, including estimated fees and expenses related to the Merger, has been allocated to the assets and liabilities of Authentic Fitness based upon Warnaco's preliminary estimates of the fair value of the assets acquired and the liabilities assumed and is subject to adjustment. The remaining purchase price has been allocated to the excess of cost over the fair value of the net assets acquired ("Goodwill"), which is included in intangible and other assets, net in the Unaudited Pro Forma Combined Balance Sheet.

    The allocation of purchase price is subject to revision when additional information concerning the asset and liability valuations becomes available. Accordingly, the final purchase price allocation could be different from the amounts reflected in the Unaudited Pro Forma Information. Final allocation of the

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purchase price to intangibles, other then goodwill, and other assets or liabilities could vary the related amortization period of the excess of cost over the fair value of the net assets acquired, which is currently expected to be forty years.

    The Unaudited Pro Forma Information gives effect only to the adjustments set forth in the accompanying notes thereto and does not reflect Warnaco management's estimated $15 million of anticipated cost savings and other benefits as a result of the Merger.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME(1)
                   FOR THE NINE MONTHS ENDED OCTOBER 2, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                                       PRO FORMA ADJUSTMENTS
                                                                        AUTHENTIC      -----------------------
                                                           WARNACO       FITNESS       DEBIT            CREDIT      COMBINED
                                                          ----------     --------      -------         -------     ----------
Net revenues ..........................................   $1,508,452   $  337,020     $ 13,397 (6)  $              $1,832,075
Cost of goods sold ....................................      979,612      204,608                       13,397 (6)  1,170,823
Selling, administrative and general expenses ..........      323,839       83,864        6,635 (3)         934 (2)    413,404
                                                          ----------   ----------   ----------      ----------     ----------
Operating income ......................................      205,001       48,548       20,032          14,331        247,848
Interest expense ......................................       56,381       11,360       23,441 (4)                     91,889
                                                                                           707 (5)
                                                          ----------   ----------   ----------      ----------     ----------
Income before income taxes and minority interest ......      148,620       37,188       44,180          14,331        155,959
Provision for income taxes ............................       53,503       14,503                        9,551 (7)     58,455
                                                          ----------   ----------   ----------      ----------     ----------
Income before minority interest .......................       95,117       22,685       44,180          23,882         97,504
Minority interest .....................................                         7                                           7
                                                          ----------   ----------   ----------      ----------     ----------
Net income ............................................   $   95,117   $   22,692   $   44,180      $   23,882     $   97,511
                                                          ==========   ==========   ==========      ==========     ==========
Basic earnings per common share .......................   $     1.68   $     1.13                                  $     1.73
                                                          ==========   ==========                                  ==========
Diluted earnings per common share .....................   $     1.65   $     1.10                                  $     1.70
                                                          ==========   ==========                                  ==========
Shares used in computing earnings per share:
   Basic ..............................................       56,463       20,056                                      56,463
                                                          ==========   ==========                                  ==========
   Diluted .............................................      57,497       20,556                                      57,497
                                                          ==========   ==========                                  ==========


See accompanying Notes to Unaudited Pro Forma Combined Statements of Income.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME(1)
                       FOR THE YEAR ENDED JANUARY 2, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                                               PRO FORMA ADJUSTMENTS
                                                                              AUTHENTIC   ---------------------------
                                                                 WARNACO       FITNESS       DEBIT          CREDIT        COMBINED
                                                               ----------     --------      -------         -------      ----------
Net revenues ................................................. $1,950,251   $  375,521     $ 12,492 (6)  $               $2,313,280
Cost of goods sold ...........................................  1,413,036      224,838                       12,492 (6)   1,625,382
Selling, administrative and general expenses .................    451,640      102,065        8,846 (3)         867 (2)     561,684
                                                               ----------   ----------   ----------      ----------      ----------
Operating income .............................................     85,575       48,618       21,338          13,359         126,214
Interest expense .............................................     63,790       13,565       31,255 (4)                     109,552
                                                                                                942 (5)
                                                               ----------   ----------   ----------      ----------      ----------
Income before income taxes and cumulative effect of
   change in accounting principle ............................     21,785       35,053       53,535          13,359          16,662
Provision for income taxes ...................................      7,688       12,573                       12,734 (7)       7,527
                                                               ----------   ----------   ----------      ----------      ----------
Income before cumulative effect of change in
  accounting principle ......................................  $   14,097   $   22,480   $   53,535      $   26,093      $    9,135
                                                               ==========   ==========   ==========      ==========      ==========
Basic earnings per common share before accounting change ..... $     0.23   $     1.04                                   $     0.15
                                                               ==========   ==========                                   ==========
Diluted earnings per common share before accounting change ... $     0.22   $     1.02                                   $     0.14
                                                               ==========   ==========                                   ==========
Shares used in computing earnings per share:
   Basic .....................................................     61,362       21,719                                       61,362
                                                               ==========   ==========                                   ==========
   Diluted ...................................................     63,005       21,994                                       63,005
                                                               ==========   ==========                                   ==========


See accompanying Notes to Unaudited Pro Forma Combined Statements of Income.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

1. The accompanying Unaudited Pro Forma Combined Statement of Income for the year ended January 2, 1999 is based upon the historical results of Warnaco for the fiscal year then ended and the historical results of Authentic Fitness for the twelve months ended January 2, 1999. The Unaudited Pro Forma Combined Statement of Income for the nine months ended October 2, 1999 is based upon the historical results of operations of Warnaco and Authentic Fitness for the nine months then ended. The Unaudited Pro Forma Combined Statements of Income have been prepared assuming that the Merger had been consummated using the purchase method of accounting as of January 4, 1998.

2. Reflects the elimination of historical amortization of Authentic Fitness related to the excess of cost over the fair value of the net assets acquired included in the historical Statements of Income of approximately $0.9 million and $0.9 million for the twelve months ended January 2, 1999 and nine months ended October 2, 1999, respectively.

3. Reflects amortization in the amount of approximately $8.8 million and $6.6 million for the fiscal year ended January 2, 1999 and for the nine months ended October 2, 1999, respectively, using the straight-line method over forty years related to the excess of cost over fair value of net assets acquired and intangible assets of approximately $353.9 million related to the acquisition of Authentic Fitness by Warnaco.

4. Reflects interest expense on additional financing ($437.1 million) necessary to complete the Merger of approximately $31.3 million and $23.4 million for the year ended January 2, 1999 and nine months ended October 2, 1999, respectively. The funds to consummate the Merger were provided by members of the Company's bank credit group. The bank loan matures in October 2000 and bears interest at the Eurodollar rate plus 1% (approximately 7.15% at January 1, 2000). For each quarter point change in the interest rate on this variable rate obligation, the impact on net income would be approximately $1.1 million and $0.8 million for the year ended January 2, 1999 and nine months ended October 2, 1999, respectively. The impact on fully diluted earnings per share would be $0.02 and $0.01 for the year ended January 2, 1999 and nine months ended October 2, 1999, respectively.

5. Reflects amortization of deferred financing costs related to additional financing necessary to complete the Merger of approximately $0.9 million and $0.7 million for the year ended January 2, 1999 and nine months ended October 2, 1999, respectively. Deferred financing fees of $4.9 million are amortized over the life of the related debt.

6.  Reflects the elimination of intercompany sales.

7. Reflects the income tax effect of pro forma adjustments, excluding amortization of goodwill, at Warnaco's incremental tax rate of 39.55%.



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


                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET(1)
                                OCTOBER 2, 1999
                           (IN THOUSANDS OF DOLLARS)




                                                                                          PRO FORMA ADJUSTMENTS
                                                                            AUTHENTIC  ------------------------
                                                                 WARNACO     FITNESS    DEBIT             CREDIT         COMBINED
                                                               ----------   --------   -------           -------        ----------
ASSETS
Current assets:
     Cash ...............................................   $    13,857  $       266  $                $                $    14,123
     Accounts receivable - net ..........................       324,379       79,865                         4,615 (2)      399,629
     Inventories ........................................       630,305       95,322                         6,321 (2)      719,306
     Prepaid expenses and other current assets ..........        76,651       11,212        2,048 (2)           92 (2)       89,819
                                                            -----------  -----------  -----------      -----------      -----------
          Total current assets ..........................     1,045,192      186,665        2,048           11,028        1,222,877

Property, plant and equipment - net .....................       262,245       51,038                         2,193 (2)      311,090

Other assets:
     Excess of cost over net assets acquired - net ......       515,264       35,966      365,338 (2)       35,966 (2)      869,213
                                                                                                            11,389 (2)
     Other assets - net .................................       363,399       33,848        4,936 (2)        3,152 (2)      399,829
                                                                                              798 (2)
                                                            -----------  -----------  -----------      -----------      -----------
          Total other assets ............................       878,663       69,814      371,072           50,507        1,269,042
                                                            -----------  -----------  -----------      -----------      -----------
                                                            $ 2,186,100  $   307,517  $   373,120      $    63,728      $ 2,803,009
                                                            ===========  ===========  ===========      ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Borrowing under revolving credit facility ..........    $     --    $    67,819  $                $   437,133 (2)  $   504,952
     Current portion of long-term debt ..................       123,217       11,661                                        134,878
     Accounts payable ...................................       475,205       61,806                                        537,011
     Accrued liabilities ................................       104,077        4,434           76 (2)       12,500 (2)      120,935
     Deferred income taxes ..............................        38,356        2,325        2,325 (2)                        38,356
                                                            -----------  -----------  -----------      -----------      -----------
          Total current liabilities .....................       740,855      148,045        2,401          449,633        1,336,132

     Long-term debt .....................................       744,237       21,374                                        765,611
     Other long-term liabilities ........................        28,378        6,218        6,218 (2)                        28,378
     Minority interest ..................................                        258                                            258
     Company-Obligated Mandatorily Redeemable Convertible
        Preferred Securities of Designer Finance Trust
        Holding Solely Convertible Debentures ...........       102,637         --                                          102,637

Stockholders' equity:
     Common Stock, $0.01 par value ......................           655           23           23 (2)                           655
     Additional paid-in capital .........................       961,017      163,942      163,942 (2)                       961,017
     Accumulated other comprehensive income .............         3,870       (1,175)                        1,175 (2)        3,870
     Retained earnings (Accumulated deficit) ............       (97,208)      13,153       13,153 (2)                       (97,208)
     Treasury stock, at cost ............................      (285,696)     (44,321)                       44,321 (2)     (285,696)
     Unvested stock compensation ........................       (12,645)        --                                          (12,645)
                                                            -----------  -----------  -----------      -----------      -----------
          Total stockholders' equity ....................       569,993      131,622      177,118           45,496         569,993
                                                            -----------  -----------  -----------      -----------      -----------
                                                            $ 2,186,100  $   307,517  $   185,737      $   495,129      $2,803,009
                                                            ===========  ===========  ===========      ===========      ===========


See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

1. The Unaudited Pro Forma Combined Balance Sheet at October 2, 1999 represents the historical consolidated balance sheets of Warnaco and Authentic Fitness at October 2, 1999. The Unaudited Pro Forma Combined Balance Sheet has been prepared assuming the Merger occurred as of October 2, 1999 using the purchase accounting method.

2. Reflects the preliminary allocation of the $437.1 million purchase price to the fair value of the net assets acquired and the liabilities assumed as summarized below (in millions):

       Purchase price (all of which was financed) ..........         $ 437.1
       Net assets acquired .................................          (131.6)
                                                                     ---------
                                                                       305.5
       Accounts receivable .................................             4.6 (a)
       Inventories .........................................             6.3 (b)
       Prepaid expenses and other current assets ...........             0.1 (c)
       Property, plant and equipment .......................             2.2 (d)
       Excess of cost over net assets acquired .............            36.0 (e)
       Other assets ........................................             3.1 (f)
       Accounts payable and accrued liabilities ............             7.6 (g)
       Deferred tax impact .................................           (11.4)(h)
                                                                     -------
              Excess of cost over net assets acquired.......         $ 354.0
                                                                     =======

    In connection with the financing of the Merger, the Company incurred $4.9 million of deferred financing fees.

(a) represents the write-down of an insurance claim receivable to fair value based upon Warnaco management's expected collectibilty

(b) represents the adjustment of inventory to conform to Warnaco's method of inventory costing

(c) represents the write-off of certain prepaid expenses incurred by the incorporated Authentic Fitness

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


               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(d) represents the write-off of fixed assets and leasehold improvements that were abandoned and taken out of service upon consumation of the Merger

(e)  represents the write-off of historical goodwill of Authentic Fitness

(f) represents the write-off of historical deferred financing fees of Authentic Fitness

(g) represents estimated merger and direct costs of acquisition consisting primarily of legal, accounting and other fees of approximately $12.5 million,

(h) represents the deferred tax impact of purchase accounting adjustments at Warnaco's incremental tax rate of 39.55%.

2. LIST OF EXHIBITS:

       2.1 Consolidated Financial Statements of Authentic Fitness Corporation (Incorporated herein by reference to Authentic Fitness' Annual Report on Form 10-K for the fiscal year ended July 3, 1999 and the Quarterly Report on Form 10-Q for the quarterly period ended October 2, 1999).

      23.1     Consent of Independent Accountants.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on the 29th day of February 2000.

                                                 THE WARNACO GROUP, INC.

                                                 By: /S/ WILLIAM S. FINKELSTEIN
                                                     ---------------------------
                                                       William S. Finkelstein
                                                     Senior Vice  President and
                                                       Chief Financial Officer

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